Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ING U.S., INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	6311	52-1222820
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

230 Park Avenue

New York, New York 10169

(212) 309-8200

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Bridget M. Healy

Executive Vice President and

Chief Legal Officer

ING U.S., Inc.

230 Park Avenue

New York, New York 10169

(212) 309-8200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Robert G. DeLaMater Sullivan & Cromwell LLP 125 Broad Street New York, NY 10004 (212) 558-4000	Joseph A. Hall Davis Polk & Wardwell LLP 450 Lexington Avenue New York, NY 10017 (212) 450-4000

Approximate date of commencement of proposed sale to the public:

As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☒ File No. 333-184847

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be Registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee (3)
Common stock, par value $0.01 per share	1,179,486	$19.50	$22,999,977	$3,137.20

(1)	Includes 153,846 shares of common stock that the underwriters have the option to purchase to cover over-allotments, if any.
(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) promulgated under the Securities Act of 1933.
(3)	In accordance with Rule 462(b) promulgated under the Securities Act of 1933, as amended, an additional amount of securities having a proposed maximum aggregate offering price of no more than 20% of the maximum aggregate offering price of the securities eligible to be sold under the related registration statement on Form S-1 (File No. 333-184847), as amended (the “Initial Registration Statement”), is hereby registered. The registrant previously registered securities with a proposed aggregate offering price of $1,771,000,008 on the Initial Registration Statement for which a filing fee of $241,564.40 was previously paid.

This registration statement shall become effective upon filing in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE

This registration statement is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and includes the registration statement facing page, this page, the signature page, an exhibit index, an opinion of Sullivan & Cromwell LLP regarding the validity of the securities being registered and a related consent, the consent of Ernst & Young LLP, the consent of Milliman, Inc., the consent of J. Barry Griswell and the consent of David Zwiener. This registration statement relates to our registration statement on Form S-1 (File No. 333-184847), as amended, including the exhibits and powers of attorney thereto (the “Initial Registration Statement”), initially filed by ING U.S., Inc. on November 9, 2012 and declared effective by the Securities and Exchange Commission on May 1, 2013. We are filing this registration statement for the sole purpose of increasing the aggregate number of shares of common stock offered by us by 1,179,486 shares, 153,846 of which are subject to purchase upon exercise of the underwriters’ option to purchase additional shares to cover overallotments, if any. Pursuant to Rule 462(b), the contents of the Initial Registration Statement, including the powers of attorney thereto filed with Amendment No. 5 to the Initial Registration Statement on April 25, 2013, are incorporated by reference into this registration statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York on the 1st day of May, 2013.

ING U.S., INC.

By:	/S/ RODNEY O. MARTIN, JR.
Name: Rodney O. Martin, Jr.
Title: Chief Executive Officer

By:	/S/ ALAIN M. KARAOGLAN
Name: Alain M. Karaoglan
Title: EVP and Chief Operating Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signatures	Title	Date

* Jan H. M. Hommen	Chairman and Director	May 1, 2013

* Rodney O. Martin, Jr.	Director and Chief Executive Officer (Principal Executive Officer)	May 1, 2013

* Johannes M.M. Boers	Director	May 1, 2013

* Patrick G. Flynn	Director	May 1, 2013

* Dirk H. Harryvan	Director	May 1, 2013

* Frederick S. Hubbell	Director	May 1, 2013

* Willem F. Nagel	Director	May 1, 2013

* David Zwiener	Director	May 1, 2013

* Ewout L. Steenbergen	Chief Financial Officer (Principal Financial Officer)	May 1, 2013

* Steven T. Pierson	Chief Accounting Officer (Principal Accounting Officer)	May 1, 2013

* By:

/S/ BRIDGET M. HEALY Bridget M. Healy Attorney-in-fact

EXHIBIT INDEX

All exhibits filed with or incorporated by reference in registration statement No. 333-184847, as amended, are incorporated by reference into, and shall be deemed part of, this registration statement. In addition, the following exhibits are filed herewith:

Exhibit No.	Description

5.1	Opinion of Sullivan & Cromwell LLP

23.1	Consent of Ernst & Young LLP

23.2	Consent of Sullivan & Cromwell LLP (included in Exhibit 5.1)

23.3	Consent of Milliman, Inc. (incorporated by reference to Exhibit 23.3 to ING U.S., Inc.’s registration statement on Form S-1, as filed on November 9, 2012)

23.4

Consent of Proposed Director Nominee – J. Barry Griswell (incorporated by reference to Exhibit 23.4 to Amendment

No. 4 to ING U.S., Inc.’s registration statement on Form S-1, as filed on April 16, 2013)

23.5	Consent of Proposed Director Nominee – David Zwiener (incorporated by reference to Exhibit 23.5 to Amendment No. 4 to ING U.S., Inc.’s registration statement on Form S-1, as filed on April 16, 2013)

24.1	Powers of Attorney (incorporated by reference to Amendment No. 5 to ING U.S., Inc.’s registration statement on Form S-1, as filed on April 25, 2013)